Exhibit 99.2

Dear CardConnect Colleagues:

I am writing this message to inform you of some big and exciting news. Today we announced that CardConnect Corp has entered into a definitive agreement to be acquired by First Data Corp for approximately $750 million.

First Data has been the most significant partner of ours since the very beginning, back when CardConnect was known as Financial Transaction Services (FTS). Since then, we have developed some of the most coveted technology in the payments industry: CoPilot for operations and agent/ISO management, CardPointe for merchants, CardSecure for enterprises, and, most recently, Bolt P2PE for Integrated Software Vendors (ISVs). First Data was not only attracted to these products, but even more so to the people and processes behind them.

This transaction means that everyone who is a shareholder—and many of you are—will be entitled to receive the same consideration available to all holders of CardConnect common stock. Under the terms of the agreement we signed with First Data, First Data will commence a tender offer to purchase all outstanding shares of CardConnect common stock for a cash purchase price of $15.00 per share, without interest. If the tender offer is completed, CardConnect would merge with a subsidiary of First Data, and any remaining shares of CardConnect common stock would be exchanged for the right to receive $15.00 per share, without interest. If the transactions are completed, (1) each CardConnect stock option award will fully vest and be converted into the right to receive a cash payment equal to the $15.00 deal price less the applicable option exercise price, multiplied by the number of shares of CardConnect common stock subject to the option, and (2) each CardConnect restricted stock award outstanding will fully vest and be converted into the right to receive a cash payment equal to the $15.00 deal price for each share of CardConnect common stock subject to the restricted stock award. Payment for stock options and restricted stock will be made through our payroll system following completion of the merger, subject to applicable tax withholding. The tender offer and merger are subject to customary closing conditions.

So what will change with this acquisition? First Data plans to update their legacy systems with our suite of products. That means we will continue to grow our platform, continue to hire at a fast-paced rate, and soon see a significant number of new partners, merchants and ISVs using our tech.

What won’t change is everything that makes us who we are. The CardConnect brand will remain intact. The management team, myself included, will continue business as usual. Most importantly, we’ll be growing while maintaining that unique CardConnect DNA. We will continue to foster a culture where everyone is empowered to make decisions and question the status quo, where great work is recognized and rewarded, and where you and your teammates enjoy collaborating in a friendly and fun environment.

I plan to go over this news in detail and answer any questions you may have on Tuesday, May 30 at 1:00 p.m. ET, when we will be holding a CardConnect Town Hall; stay tuned for more information to follow.

I want to close by sharing the gratitude I have for each and every one of you, and for all that you have done for this company. None of this would have happened without the immense, collective effort made by the hundreds of you that make up CardConnect. I sincerely value all of your dedication and passion. We’ve accomplished so much in such short time; imagine the heights we can reach with the backing of one of the world’s largest payments companies.

Thank you!

Additional Information and Where to Find It

The tender offer for the outstanding shares of CardConnect (the “Company”) referenced in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the tender offer materials that First Data Corporation (“First Data”) and its acquisition subsidiary will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time the tender offer is commenced, First Data and its acquisition subsidiary will file tender offer materials on Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of the Company are urged to read these documents when they become available because they will contain important information that holders of the Company securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov. Additional copies may be obtained for free by contacting First Data, 225 Liberty Street, 29th Floor, New York, New York 10281, Attention: Investor Relations.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, First Data and the Company file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by First Data or the Company at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. First Data’s and the Company’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This document and the exhibits filed herewith contain forward-looking information relating to First Data, CardConnect and the proposed acquisition of CardConnect by First Data and Merger Sub that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Forward-looking statements in this document include, among other things, statements about the potential benefits of the proposed acquisition; First Data’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of First Data; industry, business strategy, goals and expectations concerning First Data’s market position, future operations, future performance and profitability; and the anticipated timing of closing of the acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing of the acquisition (including the failure to obtain necessary regulatory approval) in the anticipated timeframe or at all, including uncertainties as to how many CardConnect stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require First Data or CardConnect to pay a termination fee or other expenses; risks related to the potential impact of the announcement or consummation of the proposed transaction on CardConnect’s important relationships, including with employees, suppliers and customers; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on CardConnect’s operating results; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed acquisition; the possibility that competing offers will be made; and risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period. Other factors that may cause actual results to differ materially include those that will be set forth in the Tender Offer Statement on Schedule TO and other tender offer documents filed by First Data and Merger Sub. Many of these factors are beyond the control of First Data or CardConnect. Unless otherwise required by applicable law, First Data and CardConnect disclaim any intention or obligation to update forward-looking statements contained in this document as the result of new information or future events or developments.